FOLEY & LARDNER
                                ATTORNEYS AT LAW


BRUSSELS                          FIRSTAR CENTER                         ORLANDO
CHICAGO                     777 EAST WISCONSIN AVENUE                 SACRAMENTO
DENVER                   MILWAUKEE, WISCONSIN 53202-5367               SAN DIEGO
DETROIT                      TELEPHONE (414) 271-2400              SAN FRANCISCO
JACKSONVILLE                 FACSIMILE (414) 297-4900                TALLAHASSEE
LOS ANGELES                                                                TAMPA
MADISON                                                         WASHINGTON, D.C.
MILWAUKEE                                                        WEST PALM BEACH


                                 August 20, 2001



Fresh Brands, Inc.
2215 Union Avenue
Sheboygan, WI 53081

Ladies and Gentlemen:

          We have acted as counsel for Fresh Brands, Inc., a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), relating to 200,000 shares of the Company's common stock, $0.05 par value (the "Common Stock"), and the related Nonqualified Stock Options (the "Options"), which may be issued or acquired pursuant to the Fresh Brands, Inc. 2001 Nonemployee Director Stock Option Plan (the "Plan").

          We have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Company's Articles of Incorporation and Bylaws, as amended to date; (iv) resolutions of the Company's board of directors relating to the Plan; and (v) such other documents and records as we have deemed necessary to enable us to render this Opinion.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

          2. The Common Stock, when issued and paid for in the manner set forth in the Plan, will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of employees of the Company for services performed not to exceed six
(6) months service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

          3. The Options to be issued under the Plan have been duly and validly authorized by all corporate action.

FOLEY & LARDNER
   Fresh Brands, Inc.
   August 20, 2001
   Page 2



          Steven R. Barth, a partner in the law firm of Foley & Lardner, is a director of the Company.

          We consent to the use of this opinion as an Exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                        Very truly yours,

                                        /s/ FOLEY & LARDNER

                                        FOLEY & LARDNER